Exhibit 10.7

EXECUTION VERSION

THIRD OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT

THIRD OMNIBUS AMENDMENT AND REAFFIRMATION AGREEMENT, dated as of September 26, 2023 (this “Amendment and Reaffirmation”), by and among KREF LENDING IX LLC, a Delaware limited liability company (“Seller”), KKR REAL ESTATE FINANCE HOLDINGS L.P., a Delaware limited partnership (“Guarantor”), KREF HOLDINGS IX LLC, a Delaware limited liability company (“Pledgor”), and MUFG BANK, LTD. (“Buyer”), as the assignee of all of the rights and obligations of MUFG UNION BANK, N.A. under the Program Documents.

RECITALS

WHEREAS, Seller and Buyer are parties to that certain Master Repurchase Agreement and Securities Contract, dated as of July 27, 2021 (as amended by that certain Omnibus Amendment and Reaffirmation Agreement, dated as of March 31, 2022, and that certain Second Omnibus Amendment and Reaffirmation Agreement, dated as of August 23, 2022, the “Existing Repurchase Agreement”, and as amended pursuant to this Amendment and Reaffirmation and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Repurchase Agreement”);

WHEREAS, (i) Guarantor is party to that certain Limited Guaranty in favor of Buyer, dated as of July 27, 2021 (the “Existing Guaranty”, and as amended pursuant to this Amendment and Reaffirmation and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Guaranty”), and (ii) Pledgor and Buyer are parties to that certain Pledge and Security Agreement, dated as of July 27, 2021 (as amended, restated, supplemented or otherwise modified and in effect from time to time, the “Pledge Agreement”);

WHEREAS, Seller and Buyer wish to modify certain terms of the Existing Repurchase Agreement and the Existing Guaranty; and

WHEREAS, in connection with the modifications contemplated by this Amendment and Reaffirmation, each of Guarantor and Pledgor wishes to reaffirm its respective obligations under the Guaranty or Pledge Agreement, as applicable, and reaffirm that the provisions of the Guaranty or Pledge Agreement, as applicable, shall remain in full force and effect upon the effectiveness of this Amendment and Reaffirmation.

NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

1.          Definitions. Unless otherwise defined herein, terms defined in the Repurchase Agreement and used herein shall have the meanings given to them in the Repurchase Agreement.

2.            Amendments to Existing Repurchase Agreement.

(a)         The parties hereto hereby agree that, from and after the effective date of that certain Cash Management Agreement to be entered into by and among Seller, Buyer and PNC Bank, National Association (the “Replacement Repo Account Control Agreement”), the

Existing Repurchase Agreement is hereby amended by replacing the existing definitions of “Remittance Date” and “Servicer Remittance Date” in Section 2 with the following:

“Remittance Date” shall mean the eighteenth (18th) calendar day of each month, or the next succeeding Business Day, if such calendar day shall not be a Business Day.

“Servicer Remittance Date” shall mean the “Remittance Date” as defined in the Servicer Notice and Acknowledgement.

3.            Amendment to Existing Guaranty.

(b)         The parties hereto hereby agree that, as of the date hereof, the Existing Guaranty is hereby amended by replacing Section 9(a)(i) of the Existing Guaranty with the following:

“(i) permit at any time the ratio of (i) Interest Income (excluding deferred interest and the amortized portion of any upfront fees) for the Covenant Period to (ii) the Interest Expense of Guarantor to be less than 1.40 to 1.00, as determined as soon as practicable after the Covenant Period, but in no event later than forty-five (45) days after the last day of the Covenant Period;”

5.          Reaffirmations. Guarantor hereby reaffirms its obligations under the Guaranty and acknowledges that its obligations under the Guaranty, after giving effect to this Amendment and Reaffirmation, are continuing and in full force and effect in favor of Buyer.

(b)          Pledgor hereby reaffirms its obligations under the Pledge Agreement and acknowledges that its obligations under the Pledge Agreement, after giving effect to this Amendment and Reaffirmation, are continuing and in full force and effect in favor of Buyer.

6.         Conditions Precedent.  This Amendment and Reaffirmation shall become effective as of the date hereof, subject to the satisfaction of the following conditions precedent: Delivered Documents.  On the date hereof, Buyer shall have received this Amendment and Reaffirmation, executed and delivered by the duly authorized officers of each party hereto.

(b)         Fees and Expenses. Seller has paid all fees and expenses to the extent due and payable by Seller to Buyer as of the date hereof pursuant to the terms of the Program Documents.

7.           Representations and Warranties. Seller, Guarantor and Pledgor each hereby represents and warrants to Buyer that as of the date hereof:

(a)          Such party has the requisite power and authority to execute, deliver and perform this Amendment and Reaffirmation.

(b)        Such party has taken all necessary corporate (or analogous) action to authorize the execution, delivery and performance of this Amendment and Reaffirmation. This Amendment and Reaffirmation constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and subject to general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

(c)         Each of the representations and warranties made by such party herein or in or pursuant to the Program Documents is true and correct in all material respects on and as of the date hereof as if made on and as of such date; provided that any representation or warranty made solely with respect to a specified prior date shall be true and correct in all material respects as of such specified date.

8.           Governing Law. THIS AMENDMENT AND REAFFIRMATION SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY LAWS, RULES OR PROVISIONS OF THE STATE OF NEW YORK THAT WOULD CAUSE THE APPLICATION OF THE LAWS, RULES OR PROVISIONS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

9.          Continuing Effect.  As amended by this Amendment and Reaffirmation, all terms, covenants and provisions of the Guaranty and the Repurchase Agreement, are ratified and confirmed and shall remain in full force and effect. This Amendment and Reaffirmation shall not constitute a novation of the Guaranty or the Repurchase Agreement but shall constitute modifications thereof.  In addition, any and all guaranties and indemnities for the benefit of Buyer and agreements subordinating rights and liens to the rights and liens of Buyer, are hereby ratified and confirmed and shall not be released, diminished, impaired, reduced or adversely affected by this Amendment and Reaffirmation, and each party indemnifying Buyer, and each party subordinating any right or lien to the rights and liens of Buyer, hereby consents, acknowledges and agrees to the modifications set forth in this Amendment and Reaffirmation and waives any common law, equitable, statutory or other rights which such party might otherwise have as a result of or in connection with this Amendment and Reaffirmation.

10.         Binding Effect; No Partnership; Counterparts. The provisions of the Guaranty and the Repurchase Agreement, as amended hereby, shall be binding upon and inure to the benefit of the parties thereto and their respective successors and permitted assigns.  Nothing herein contained shall be deemed or construed to create a partnership or joint venture between any of the parties hereto. This Amendment and Reaffirmation may be executed in counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument. Any signed signature page to this Amendment and Reaffirmation delivered by electronic transmission in the portable document format (.pdf) or similar format shall be treated in all respects as an original signed signature page.  To the extent applicable, the foregoing constitutes the election of the parties to invoke any law authorizing electronic signatures.

11.          Further Agreements. Seller agrees to execute and deliver such additional documents, instruments or agreements as may be reasonably requested by Buyer to the extent necessary to effectuate the purposes of this Amendment and Reaffirmation.

12.         Headings, etc. Section or other headings contained in this Amendment and Reaffirmation are for reference purposes only and shall not in any way affect the meaning or interpretation of this Amendment and Reaffirmation.

13.        Program Document. Each of Seller, Guarantor and Pledgor hereby acknowledges and agrees that, notwithstanding anything to the contrary contained herein, in the Repurchase Agreement or in any other Program Document, this Amendment and Reaffirmation shall constitute a Program Document under the Repurchase Agreement.  All references to the Repurchase Agreement and the Guaranty in any Program Document, or in any other document executed or delivered in connection therewith shall, from and after the execution and delivery of this Amendment and Reaffirmation, be deemed a reference to the Repurchase Agreement or the Guaranty, as applicable, as amended hereby, unless the context expressly requires otherwise.

14.        No Waiver.  The execution, delivery and effectiveness of this Amendment and Reaffirmation shall not operate as a waiver of any right, power or remedy of Buyer under the Repurchase Agreement, the Guaranty or any other Program Document, nor constitute a waiver of any provision of the Repurchase Agreement, the Guaranty or any other Program Document by any of the parties hereto.

 [SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Reaffirmation to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

KREF LENDING IX LLC, as Seller

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KKR REAL ESTATE FINANCE HOLDINGS L.P., as Guarantor
By: KKR Real Estate Finance Trust Inc., a Maryland corporation, its general partner

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

KREF HOLDINGS IX LLC, as Pledgor

By:	/s/ Patrick Mattson
Name: Patrick Mattson
Title: Chief Operating Officer and President

[SIGNATURES CONTINUE ON THE NEXT PAGE]

Signature Page to Third Omnibus Amendment and Reaffirmation Agreement

MUFG BANK, LTD., as Buyer

By:	/s/ Bernard A. Fernandez
	Name:	Bernard A. Fernandez
	Title:	Director